UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

ACCEL ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38136	98-1350261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Tower Drive Burr Ridge, Illinois	60527
(Address of principal executive offices)	(Zip Code)

(630) 972-2235

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A-1 common stock, par value $0.0001 per share	ACEL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 2, 2021, Accel Entertainment, Inc. (the “Company”), announced that it entered into a securities purchase agreement (the “Purchase Agreement”), by and among Century Gaming Inc. (“Century”), the shareholders of Century (the “Sellers”), the Company, Accel Entertainment LLC, and Steven W. Arntzen as the Sellers representative. Pursuant to the Purchase Agreement, the Company will acquire all of the outstanding equity interests of Century in a cash and stock transaction valued at $140 million. Each company’s Board of Directors unanimously approved the transaction, which is expected to close by the end of 2021, subject to the satisfaction of customary closing conditions, including regulatory approvals from applicable gaming authorities. The transaction will be funded through a combination of the Company’s cash on hand and capacity under its existing credit facility, in addition to the issuance of Accel shares.

A copy of the Purchase Agreement is attached here to as Exhibit 10.1, and the foregoing description of the Purchase Agreement is qualified in its entirety by reference thereto.

Item 7.01	Regulation FD Disclosure.

On March 2, 2021, the Company issued a press release (the “Press Release”) announcing the execution of the Purchase Agreement. The Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated herein by reference is a copy of the presentation dated March 2, 2021 for use by the Company in meetings with certain persons with respect to the Company’s proposed transaction with Century.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, and is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Forward Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “target,” “plan,” “outlook” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the risk that the transaction may not be completed in a timely matter or at all, which may adversely affect the price of the Company’s securities. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law. The Company cautions you that these forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s periodic filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement, by and among Century Gaming Inc. (“Century”), the shareholders of Century (the “Sellers”), the Company, Accel Entertainment LLC, and Steven W. Arntzen as the Sellers representative, dated as of March 2, 2021.

99.1	Press Release dated March 2, 2021

99.2	Introductory Presentation dated March 2, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEL ENTERTAINMENT, INC.

Date: March 2, 2021	By:	/s/ Derek Harmer
Derek Harmer
General Counsel, Chief Compliance Officer and Secretary

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